SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AVIALL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aviall, Inc.

Notice of 2006 Annual Meeting

and Proxy Statement

May 1, 2006

Dear Aviall, Inc. Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 11:00 a.m. (local time) on Thursday, June 22, 2006, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. All stockholders of record as of April 25, 2006 are entitled to vote at the Annual Meeting.

The proposals to be acted upon at the meeting are the following:

•	the election of directors;

•	the approval of the 2006 Aviall, Inc. Stock Incentive Plan; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

I hope you will carefully read the information regarding these proposals, which is included in the accompanying Proxy Statement, and vote your shares for each proposal.

It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope or use the telephone or Internet voting procedures prior to the Annual Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

Sincerely,

Paul E. Fulchino

Chairman, President and Chief Executive Officer

AVIALL, INC.

2750 Regent Boulevard

DFW Airport, Texas 75261

(972) 586-1000

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2006

To the Stockholders of Aviall, Inc.:

The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviall, Inc. (the “Company”) will be held at 11:00 a.m. (local time) on Thursday, June 22, 2006, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, for the following purposes:

(i) To elect three directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(ii) To approve the Aviall, Inc. 2006 Stock Incentive Plan;

(iii) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(iv) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on April 25, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on April 25, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 2750 Regent Boulevard, DFW Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Jeffrey J. Murphy

Senior Vice President, Law & Human Resources,

Secretary and General Counsel

Dallas, Texas

May 1, 2006

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

AVIALL, INC.

2750 Regent Boulevard

DFW Airport, Texas 75261

PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviall, Inc. (the “Company”) to be held at 11:00 a.m. (local time) on Thursday, June 22, 2006, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. Proxies are being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 17, 2006 to holders of the Company’s capital stock entitled to vote at the Annual Meeting.

A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted FOR the election of the director nominees identified herein, FOR the approval of the 2006 Aviall, Inc. Stock Incentive Plan (the “Plan”) and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (the “PwC Ratification”).

Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at P.O. Box 619048, DFW Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Stockholders of record may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote by Telephone. To vote by telephone, (i) call the following telephone number toll-free on a touch-tone telephone: 1-800-560-1965 and (ii) follow the instructions given to you over the telephone.

•	Vote over the Internet. To vote over the Internet, (i) visit http://www.eproxy.com/avl/ and (ii) follow the instructions given to you over the Internet.

•	Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.

Stockholders who hold their shares through a bank, broker or other nominee holder should receive a request from that firm for voting instructions along with this Proxy Statement. Stockholders may direct their nominee holder on how to vote on their behalf by following the procedures outlined in the material received from the nominee holder. Alternatively, if a stockholder wants to vote shares in person at the Annual Meeting, the stockholder must contact their nominee holder to obtain a proxy that will allow them to do so.

The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $8,500 plus expenses. The Company will bear the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Morrow & Co., Inc. and the Company.

PROCEDURES FOR THE ANNUAL MEETING

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Amended and Restated By-Laws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

The Board of Directors does not anticipate that any matter other than those described in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

RECORD DATE AND VOTING STOCK

April 25, 2006 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

As of the record date, there were 34,206,454 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

With respect to the election of directors, the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote for the election of directors is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Votes that are withheld for any nominee will have the same effect as a vote “AGAINST” such nominee. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the election. Approval of the Plan and the PwC Ratification each require the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on each matter, assuming a quorum is present in person or represented by proxy. Abstentions and broker non-votes will not be counted either in favor of or against these proposals. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not given them specific voting instructions are not allowed to vote client proxies on Proposal No. 2 (relating to the approval of the Plan).

PARTICIPANTS IN THE AVIALL, INC. EMPLOYEES’ SAVINGS PLAN

If a stockholder is a participant in the Aviall, Inc. Employees’ Savings Plan and holds shares of Common Stock in the savings plan, the proxy card represents the number of whole shares of Common Stock held for the benefit of the participant in the savings plan as well as any shares of Common Stock registered in the participant’s name. Thus, a proxy card for such a participant grants a proxy for shares of Common Stock registered in the participant’s name and serves as a voting instruction for the trustees of the savings plan or the account in the participant’s name to the extent it represents whole shares in the savings plan. Information as to the voting instructions given by individuals who are participants in the savings plan will not be disclosed to the Company.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Board of Directors currently has ten members, consisting of three classes each serving staggered three-year terms. Two of the classes consist of three directors, and one of the classes consists of four directors. Alberto F. Fernández, Paul E. Fulchino, and Arthur E. Wegner are currently serving terms that expire at the Annual Meeting. The Board of Directors has nominated Messrs. Fernández, Fulchino and Wegner to continue to serve as directors until the Company’s 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The following table presents information concerning persons nominated for election as directors of the Company and for those directors whose terms of office continue after the Annual Meeting.

The persons named in the proxy will vote FOR the nominees listed below except where authority has been withheld.

NOMINEES FOR DIRECTOR

FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2009

ALBERTO F. FERNÁNDEZ Retired Chairman and Chief Executive Officer of Construcciones Aeronauticas, S.A. Member—Audit Committee	Mr. Fernández, age 57, has been a director of the Company since August 2002. Prior to his retirement in May 2002, Mr. Fernández served as Chairman and Chief Executive Officer of Construcciones Aeronauticas, S.A. (CASA), the premiere aerospace producer in Spain. From 2000 to 2002, Mr. Fernández also served as head of the military transport aircraft division of the European Aeronautic, Defense and Space Company (EADS). He was also a member of the Executive Committee at EADS and a director of Airbus Industrie. From 2001 to 2002, Mr. Fernández also served as President of Airbus Military Company. Prior to his appointment as Chief Executive Officer of CASA, Mr. Fernández served as Senior Vice President of Administration, Finance and Purchasing of Airbus Industrie and before that he held several other executive positions with CASA.

PAUL E. FULCHINO Chairman, President and Chief Executive Officer of Aviall, Inc.	Mr. Fulchino, age 59, has been a director of the Company since 2000. He has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since January 2000. From 1996 to 1999, Mr. Fulchino was President and Chief Operating Officer of B/E Aerospace, Inc., a leading supplier of aircraft cabin interior products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management Consulting, Inc., an international general management consulting firm. Mr. Fulchino is a member of the President’s Advisory Board of Embry-Riddle Aeronautical University, and a director of several privately-held companies.

ARTHUR E. WEGNER Retired Executive Vice President of Raytheon Company Chairman—Audit Committee	Mr. Wegner, age 68, has been a director of the Company since 2000. He served as Executive Vice President of Raytheon Company, a U.S. aerospace and defense contractor, and Chairman of Raytheon Aircraft Company, a subsidiary of Raytheon Company, from January 2000 until his retirement in August 2000. Prior to assuming that position, Mr. Wegner was an Executive Vice President of Raytheon Company and Chairman and Chief Executive Officer of Raytheon Aircraft Company.

The Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2008

CHRIS A. DAVIS General Partner, Forstmann Little & Co. Member—Audit Committee	Ms. Davis, age 55, has been a director of the Company since March 2005. She is currently a General Partner at Forstmann Little & Co., a private equity firm where her primary focus is on its major investments: IMG Worldwide, the world’s premier sports and lifestyle management marketing firm; 24 Hour Fitness Worldwide, Inc., the world’s largest fitness center company; and Citadel Broadcasting, a leading radio broadcaster in mid-sized markets. Ms. Davis served as Chief Executive Officer for McLeodUSA, Incorporated, an independent telecommunications services provider, from April 2002 to August 2005, and as Chairman of the Board of McLeodUSA from April 2002 to January 2006. Ms. Davis joined McLeodUSA in August 2001 as Chief Operating and Financial Officer. In October 2005, McLeodUSA filed a petition for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code. Prior to joining McLeodUSA, Ms. Davis served as Executive Vice President and Chief Financial and Administrative Officer of ONI Systems, a leading manufacturer of optical networking equipment (subsequently acquired by Ciena Corporation). From 1993 through 2000, Ms. Davis served as Executive Vice President, Chief Financial Officer and Administrative Officer and was a member of the Office of the Chief Executive and Board of Directors of Gulfstream Aerospace Corporation. Before that Ms. Davis spent 17 years at General Electric Company. Ms. Davis is a director of Cytec Industries, Inc. and Rockwell Collins, Inc.

RICHARD J. SCHNIEDERS Chairman and Chief Executive Officer of SYSCO Corporation Member—Compensation Committee	Mr. Schnieders, age 58, has been a director of the Company since 1997. He currently serves as Chairman, President and Chief Executive Officer of SYSCO Corporation, a food service distributor. Mr. Schnieders has served as Chairman and Chief Executive Officer of SYSCO Corporation since January 2003 and as President since July 2000. He served as Chief Operating Officer from July 2000 to January 2003 and as an Executive Vice President from January 1999 to July 2000. Mr. Schnieders is a director of SYSCO Corporation, where he has been employed since 1982.

BRUCE N. WHITMAN President and Chief Executive Officer of FlightSafety International, Inc. Chairman—Nominating and Governance Committee Member—Compensation Committee	Mr. Whitman, age 72, has been a director of the Company since 1998. Mr. Whitman is the President, Chief Executive Officer and a director of FlightSafety International, Inc., an aviation and marine training company, and has held various other posts with FlightSafety International, including Executive Vice President, since 1961. He is also a director of Megadata Corporation, The General Aviation Manufacturers Association, The Congressional Medal of Honor Foundation and The Smithsonian National Air and Space Museum. Mr. Whitman is a member of the Board of Governors of the Civil Air Patrol, The Aerospace Industries Association and a trustee of Kent School and America’s National World War II Museum.

ALLAN M. HOLT Managing Director of The Carlyle Group Member—Nominating and Governance Committee	Mr. Holt, age 54, has been a director of the Company since December 2001. He currently serves as a Managing Director of The Carlyle Group, a private equity firm. Mr. Holt joined The Carlyle Group in 1991. Mr. Holt was previously with Avenir Group, a private investment and advisory group. From 1984 to 1987, Mr. Holt was Director of Planning and Budgets at MCI Communications Corporation. Mr. Holt is a director of several privately-held companies.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2007

DONALD R. MUZYKA Retired President and Chief Executive Officer of Special Metals Corporation Member—Audit Committee	Dr. Muzyka, age 67, has been a director of the Company since 1994. He served as President and Chief Executive Officer of Special Metals Corporation, a producer of components for the aerospace industry, from October 1996 until his retirement in August 2000. He served as President and Chief Operating Officer of Special Metals Corporation from January 1990 to October 1996. In March 2002, Special Metals Corporation filed a petition for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code.

JONATHAN M. SCHOFIELD Retired Chairman of Airbus North America Holdings, Inc. Member—Nominating and Governance Committee	Mr. Schofield, age 65, has been a director of the Company since 2001. From December 1992 until his retirement in March 2001, Mr. Schofield served as Chairman of the Board of Airbus North America Holdings, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From December 1992 until March 2000, he also served as Chief Executive Officer of Airbus North America Holdings, Inc. Mr. Schofield is a director of B/E Aerospace, Inc. and a trustee of LIFT Trust. Mr. Schofield also serves as a director of TurboCombustor Technology, Inc. and Douglas Machine, Inc., which are both private companies.

PETER J. CLARE Managing Director of The Carlyle Group Chairman—Compensation Committee	Mr. Clare, age 41, has been a director of the Company since December 2001. He currently serves as a Managing Director of The Carlyle Group, a private equity firm. From 1997 to 1999, Mr. Clare served as a Principal of The Carlyle Group, and from 1995 to 1997 as a Vice President of The Carlyle Group. Mr. Clare was previously with First City Capital, a private investment group, and also worked at Prudential-Bache. Mr. Clare is a director of several privately-held companies.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Membership. The number of directors comprising the Board of Directors is ten. The current members of the Board of Directors are Messrs. Clare, Holt, Fernández, Fulchino, Schnieders, Wegner, Whitman and Schofield, Ms. Davis and Dr. Muzyka. On June 12, 2003, affiliates of The Carlyle Group (the “Carlyle Investors”) converted all of the Company’s outstanding shares of Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share (the “Series D Redeemable Preferred Stock”), into 11,100,878 shares of Common Stock. Contemporaneous with this conversion, the Board of Directors increased the size of the Board of Directors by two members and appointed Mr. Clare to the class of directors with terms expiring at the 2007 Annual Meeting of Stockholders and Mr. Holt to the class of directors with terms expiring at the 2008 Annual Meeting. Pursuant to the terms of an Investor Rights Agreement between the Company and the Carlyle Investors dated June 12, 2003 (the “Investor Rights Agreement”), the Company has agreed, subject to certain conditions, to nominate, elect or appoint two designees of the Carlyle Investors to the Board of Directors as long as the Carlyle Investors beneficially own at least 10% of our Common Stock. Mr. Holt and Mr. Clare currently serve as the designees of the Carlyle Investors under the Investor Rights Agreement. Additional detail regarding the Investor Rights Agreement is set forth in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 13, 2003.

Independence. New York Stock Exchange corporate governance rules require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board of Directors examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company, including the relationship between the Company, the Carlyle Investors, and the status of Messrs. Clare and Holt as Managing Directors of The Carlyle Group. Based upon discussions regarding the facts and circumstances pertaining to each member considered in the context of applicable New York Stock Exchange corporate governance rules, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines, the Board of Directors has determined that all of the directors are independent, other than Mr. Fulchino.

Self-Assessment. Each year, the Board of Directors and the committies of the Board of Directors each conduct a self-assessment of the performance and execution of their duties.

Meetings. During 2005, the Board of Directors held seven meetings. During 2005, each director attended at least 75% of the meetings held by the Board of Directors and the respective committees of the Board of Directors of which such director was a member.

The Company’s directors are encouraged to attend our annual meetings of stockholders. Nine members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

Committees of the Board of Directors

General. During 2005, the committees of the Board of Directors consisted, and currently consist, of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All committees of the Board of Directors are composed exclusively of directors of the Company.

Each committee operates under a formal charter and in accordance with the Company’s Corporate Governance Guidelines. During 2005, the Board of Directors reviewed its Corporate Governance Guidelines as well as its Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter. Each charter and the Corporate Governance Guidelines are available on the Company’s website at http://www.aviall.com under “Investor Relations,” and are also available in print to any stockholder by written request made to Aviall, Inc., Attention: Investor Relations, P.O. Box 619048, DFW Airport, Texas 75261.

The Board of Directors has determined that all voting members of the committees of the Board of Directors meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC, the Company’s Corporate Governance Guidelines and the relevant committee charter.

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2005, the voting members of the Audit Committee were, and currently are, Messrs. Wegner (Chairman) and Fernández, Ms. Davis and Dr. Muzyka. Ms. Davis serves as our “audit committee financial expert” as defined in applicable SEC rules and regulations. The Audit Committee met fifteen times in 2005.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and independent registered public accounting firm. Accordingly, the Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•	approving or pre-approving audit and non-audit engagements of the Company’s independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm;

•	reviewing the conduct and results of the annual audit of the Company;

•	reviewing the Company’s annual and interim financial statements;

•	resolving disagreements with management and the independent registered public accounting firm regarding financial reporting;

•	reviewing the Company’s policies with respect to risk assessment and risk management;

•	reviewing the internal audit plans and internal audit reports;

•	reviewing systems of internal accounting controls;

•	reviewing compliance with the Company’s Code of Business Conduct and Ethics as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

Compensation Committee. During 2005, the members of the Compensation Committee were, and currently are, Messrs. Clare (Chairman), Whitman and Schnieders. The Compensation Committee met five times during 2005.

The Compensation Committee assists the Board of Directors in setting the compensation of the Company’s executive officers, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with the Board of Directors executive compensation philosophy and objectives;

•	evaluating the performance of the Chief Executive Officer in light of approved goals and objectives;

•	determining and approving the compensation of the Chief Executive Officer;

•	evaluating the top four paid senior officers’ performances, not including the Chief Executive Officer, in light of approved goals and objectives;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	recommending appointments, salary changes, incentive plan payouts, stock grants and employment agreements for senior executives and evaluating performance;

•	approving appointments, salary changes, incentive plan payouts, stock grants and employment agreements for all other officers and evaluating performance;

•	approving the executive severance policy for the Company;

•	developing and overseeing an assessment of management and making recommendations to the Board regarding the assessment; and

•	preparing on an annual basis a report relating to succession planning for management.

Nominating and Governance Committee. During 2005, the Nominating and Governance Committee was, and currently is, comprised of Messrs. Whitman (Chairman), Schofield and Holt. The Nominating and Governance Committee met four times in 2005. The Nominating and Governance Committee acted unanimously in recommending the nomination of the directors in Proposal One, subject to stockholder approval.

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board of Directors the nominees for director in connection with the Company’s Annual Meeting of Stockholders, and reviews and recommends modifications to the Corporate Governance Guidelines. Accordingly, the Nominating and Governance Committee is responsible for:

•	reviewing and recommending candidates to serve on the Board of Directors;

•	evaluating the qualifications of each candidate for election to the Board of Directors against the “independence” requirements set forth in the Corporate Governance Guidelines and the criteria for Board of Director membership as established by the Nominating and Governance Committee;

•	reviewing and recommending the slate of directors to be nominated for election at the Company’s Annual Meeting of Stockholders;

•	reviewing qualifications for membership on all committees of the Board of Directors;

•	advising the full Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to the full Board of Directors modifications or amendments to, the Company’s Corporate Governance Guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for the Company’s new directors;

•	developing and overseeing an annual self-assessment of the full Board of Directors;

•	reviewing the compensation paid to non-management directors and recommending any appropriate changes to such compensation to the full Board of Directors; and

•	reassessing, on at least an annual basis, the adequacy of the Nominating and Governance Committee’s charter, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics.

Process of Identifying and Evaluating Director Nominees

The Nominating and Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement, new SEC or New York Stock Exchange regulations or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee considers various potential candidates for director that come to the attention of the committee through the current Board of Director members, stockholders (as described below) or other persons.

The Nominating and Governance Committee has the sole authority to retain a search firm to help the committee fulfill its responsibility of identifying candidates for board membership. The Nominating and Governance Committee also has the authority to approve any such firm’s reasonable fees and other terms of retention.

Candidates for the Board of Directors are evaluated at regular or special meetings of the Nominating and Governance Committee throughout the year, and each candidate (whether identified by the committee, by the Company’s stockholders or otherwise) will be evaluated using the same standards and in the same manner by the Nominating and Governance Committee.

If, based on the Nominating and Governance Committee’s initial evaluation, a candidate continues to be of interest to the Nominating and Governance Committee, the chairman of the Nominating and Governance Committee will interview the candidate and communicate the chairman’s evaluation to the other members of the Nominating and Governance Committee and the Chairman of the Board of Directors, President and Chief Executive Officer. Later reviews may be conducted by other members of the Nominating and Governance Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating and Governance Committee will meet to finalize its list of recommended candidates for consideration by the Board of Directors.

The nomination process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review the nomination process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may amend the nomination process and minimum criteria for nominating directors at any time.

All directors standing for election at the 2006 Annual Meeting of Stockholders are directors currently serving on the Board of Directors, were recommended by the Nominating and Governance Committee and were approved by a majority of the independent directors on the Board of Directors.

Minimum Criteria for Nominating Directors

The Nominating and Governance Committee Charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the Nominating and Governance Committee to the full Board of Directors. Candidates nominated for election or reelection to the Board of Directors by the committee must:

•	possess high personal and professional ethics, integrity and values, an independent mind and mature judgment;

•	have the depth of experience and the availability to perform as a member of the Board of Directors, along with a balance of business interests and experience comparable to, or exceeding, the Company’s incumbent or other nominated directors;

•	possess any required expertise then needed on the Board of Directors or one of its committees; and

•	be prepared to participate fully in Board of Director activities, including active membership on one or more Board of Director committees and attendance at, and active participation in, meetings of the Board of Directors and any committee of which he or she is a member.

The above criteria are simply minimum qualifications and, ultimately, the Nominating and Governance Committee will recommend to the full Board of Directors individuals who the Nominating and Governance Committee believes will be effective, along with the other members of the Board of Directors, in serving the long-term interests of the Company’s stockholders. Candidates are also evaluated based on their background and the need for any required expertise on the full Board of Directors or one of its committees at any particular time.

Stockholder Recommendations of Director Candidates to the Nominating and Governance Committee

As discussed above, the Nominating and Governance Committee will consider individuals recommended by the Company’s stockholders to serve on the Board of Directors. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at P.O. Box 619048, DFW Airport, Texas 75261.

Submissions must include:

•	the name and address, as they appear in the Company’s records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of the Company’s capital stock that are owned of record and beneficially by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made; and

•	all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board of Directors and to serve if elected by the Company’s stockholders. In accordance with the Company’s Amended and Restated By-Laws, recommendations for nominations for our 2007 Annual Meeting of Stockholders must be received not more than 90 days nor less than 70 days before the first anniversary of the Annual Meeting, to assure time for meaningful consideration and evaluation of all potential nominees by the Nominating and Governance Committee. In the event that the date set for the Company’s 2007 Annual Meeting of Stockholders is advanced by more than 20 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be delivered not more than the 90 days prior to the Company’s 2007 Annual Meeting of Stockholders and not later than (i) the close of business on the later of the 70th day prior to the Company’s 2007 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the Company’s 2007 Annual Meeting of Stockholders is first made.

Stockholder Communications with Board of Directors and Committees

Any stockholder who desires to make his or her concerns known to an individual director, a committee of the Board of Directors, the non-management directors or the entire Board of Directors may do so by mail to: Board of Directors at P.O. Box 619048, DFW Airport, Texas 75261. The Company’s Secretary will forward all stockholder communications, other than communications that are not properly directed or are deemed frivolous, to the director, specific committee, non-management directors or the entire Board of Directors, as requested in the communication.

Any communications to the Company from one of the Company’s officers or directors will not be considered “stockholder communications.” Communications to the Company from one of the Company’s employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act will not be viewed as “stockholder communications.”

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors of the Company meet at regularly scheduled executive sessions outside the presence of Company management. The Chairman of such executive sessions is designated by vote of the non-management directors and functions as the presiding director at each executive session on an annual basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.aviall.com under “Investor Relations,” and is available in print to any stockholder by written request made to Aviall, Inc., Attention: Investor Relations, P.O. Box 619048, DFW Airport, Texas 75261.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company (“outside directors”) are entitled to receive an annual retainer of $36,563 effective March 2005 (the “Annual Retainer”). Prior to that date, the amount of the Annual Retainer was $24,375. In addition, outside directors received $750 for each Board of Directors or committee meeting they attended telephonically and $1,500 for each Board of Directors or committee meeting they attended in person during 2005. Effective March 2005, outside directors who served as chairman of a standing committee received an additional $7,500 per committee that they chaired (the “Committee Chair Retainer”). Prior to that date, the amount of the Committee Chair Retainer was $5,000. Directors who are employees of the Company or any of its subsidiaries do not receive any fees for serving on the Board of Directors. Directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors or any committees thereof.

Directors who are not employees of the Company are eligible to participate in the Company’s Amended and Restated 1998 Directors Stock Plan (the “Directors Stock Plan”). Under the Directors Stock Plan, each eligible director may make an election to receive shares of restricted Common Stock in lieu of the Annual Retainer. All eligible directors, other than Dr. Muzyka, participated in the Directors Stock Plan during 2005 in connection with the payment of their respective Annual Retainers. For 2005, the number of shares of Common Stock granted to a participant in the Directors Stock Plan was the nearest number of whole shares of Common Stock which can be purchased for $30,000 (the “Share Value”), based on the mean of the highest and lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. In the event that there is an increase or decrease in the Annual Retainer, the Share Value adjusts automatically so that the ratio between the Share Value and the Annual Retainer is maintained. Accordingly, since the Annual Retainer increased to $36,563 in March 2005, the Share Value increased to $45,000 for Directors Stock Plan grants made after that time. Shares of Common Stock granted under the Directors Stock Plan are granted automatically on January 26th of each year or the first New York Stock Exchange trading day thereafter.

A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. A director’s ownership rights in such shares do not vest until eleven months after the date of grant and then only if the director has continuously served on the Board of Directors during such eleven-month period. However, a participating director who has completed a full term of service prior to the end of the eleven-month period following the date of grant, or whose service during such eleven-month period was interrupted due to death or disability, will be vested in a pro rata number of such shares. In the event of a Change of Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

Outside directors are eligible to receive options to purchase up to 5,000 shares of Common Stock under the Directors Stock Plan on January 26th of each year or the first New York Stock Exchange trading day thereafter. Each grant of options to purchase shares of Common Stock pursuant to the Directors Stock Plan becomes exercisable in full on a date or dates not less than eleven months nor more than five years from the date of grant, so long as the director has served continuously on the Board of Directors during such period. In the event of the death or disability of a director, all outstanding options shall become exercisable in full and may be exercised at any time within one year after such director’s death or disability. Upon a director’s retirement, all outstanding options granted on or after January 2006 shall become exercisable in full and will remain exercisable for the remainder of the stated term of the option grant. If a director’s service terminates for a reason other than death, disability or retirement, the outstanding options may be exercised to the extent that they would be exercisable on the date that is eleven months and one day after the date of such termination and shall expire eleven months and one day after such termination. However, in the event of a Change in Control or a director’s retirement (both as defined in the Directors Stock Plan), all grants of options to purchase shares of Common Stock pursuant to the Directors Stock Plan shall become immediately exercisable. On February 1, 2005, each of Dr. Muzyka and Messrs. Schnieders, Schofield, Wegner, Whitman, Fernández, Clare and Holt were granted options to purchase 5,000 shares of Common Stock at an exercise price of $28.26. The options have a 10-year term and vested on February 1, 2006.

On March 27, 2003, the Board of Directors adopted stock ownership guidelines for the outside directors. Under the guidelines, each outside director is expected to own shares of Common Stock with an aggregate value of three times the Annual Retainer within five years. Any outside directors appointed or elected in the future will be encouraged to meet these guidelines within five years of their appointment or election to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 12, 2003, the Carlyle Investors converted all of the Company’s outstanding shares of Series D Redeemable Preferred Stock into 11,100,878 shares of Common Stock, following a reduction by the Board of Directors of the conversion price of the Series D Redeemable Preferred Stock from $5.80 per share to approximately $4.62 per share. The shares of Common Stock issued to the Carlyle Investors as a result of the conversion represented approximately 36% of the Company’s outstanding Common Stock at the time of the conversion.

Pursuant to a Registration Rights Agreement, entered into in December 2001, the Company agreed to register certain securities owned by the Carlyle Investors and to indemnify the Carlyle Investors against certain liabilities related to the selling of Common Stock, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Rights Agreement, the Company also agreed to pay the costs and fees of registering the shares of Common Stock (including the reimbursement of fees paid by the Carlyle Investors to counsel); however, the Carlyle Investors will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of Common Stock. In late 2003, the Carlyle Investors notified the Company of their election to exercise one of their demand registration rights under the Registration Rights Agreement.

On January 9, 2004, the Company filed a shelf registration statement on Form S-3, registering the offer and sale from time to time of (i) up to $200,000,000 of the Company’s securities described in the registration statement by the Company and (ii) up to 7,000,000 shares of the Common Stock by the Carlyle Investors. The Company filed an amendment to the registration statement on February 26, 2004 and, on March 8, 2004, the SEC declared the registration statement effective. On April 28, 2004, the Carlyle Investors sold 2,500,000 shares of Common Stock in an underwritten offering under this shelf registration statement. On February 8, 2005, the Carlyle Investors sold an additional 4,000,000 shares of Common Stock in a second underwritten offering under this shelf registration statement. In July 2005, the Company filed an additional shelf registration statement on Form S-3 to register the offer and sale from time to time of 3,862,115 shares of Common Stock issued to the Carlyle Investors in the June 2003 conversion.

In March 2002, the Company entered into a Registration Rights Agreement (the “Mezzanine Registration Rights Agreement”) with the holders of the Company’s then outstanding mezzanine debt, including an affiliate of the Carlyle Investors (the “Mezzanine Investors”), pursuant to which the Company agreed to register the offer and sale of Common Stock acquirable by the Mezzanine Investors upon the exercise of warrants held by them and to indemnify the Mezzanine Investors against certain liabilities related to the selling of the Common Stock, including liabilities arising under the Securities Act. Under the Mezzanine Registration Rights Agreement, the Company also agreed to pay the costs and fees of registering the Common Stock (including the reimbursement of fees paid by the Mezzanine Investors to counsel); however, the Mezzanine Investors will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock.

On May 1, 2002, the Company filed a shelf registration statement on Form S-3 on behalf of the Mezzanine Investors, registering the offer and sale from time to time of 1,750,000 shares of Common Stock. The Company filed amendments to the registration statement on July 19, 2002 and August 7, 2002, and on August 16, 2002, the SEC declared the registration statement effective.

Under the terms of the Mezzanine Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the registration statement to remain effective until the earlier of the date that (i) all of the shares of Common Stock registered under the Mezzanine Registration Rights Agreement are sold or (ii) the shares of Common Stock acquired by the Mezzanine Investors are eligible for resale pursuant to Rule 144(k) under the Securities Act.

Pursuant to the terms of certain of the above agreements, the Company is obligated to reimburse the Carlyle Investors and to otherwise pay certain fees and expenses incurred in connection with the transactions described in those agreements. During 2005, the Company reimbursed the Carlyle Investors or otherwise paid approximately $125,000 of such fees and expenses.

On November 15, 2005 (the “Acceleration Date”), the Company accelerated the vesting of a portion of the unvested stock options grants made in 2004 and 2005 to employees of the Company and its subsidiaries, including executive officers. Specifically, the vesting of approximately 479,867 employee stock options awarded in 2004 and 2005 that were scheduled to vest in the first quarter of 2007 and 2008 became fully exercisable as of the Acceleration Date. The acceleration of these stock options was duly approved by both the Compensation Committee and the entire Board of Directors. The primary reason for the acceleration of the employee stock options scheduled to vest in 2007 and 2008 was to reduce the amount of future compensation expense that the Company would otherwise be required to recognize in its consolidated statements of operation with respect to these options once the Statement of Financial Accounting Standards No. 123R becomes effective for annual reporting periods beginning after June 15, 2005. All of the accelerated stock options that were originally granted to the Company’s executive officers as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), became “Non-Qualified Stock Options,” and will no longer be treated as Incentive Stock Options under the Code.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to the Company about the beneficial ownership of Common Stock as of April 13, 2006 by (i) all persons and entities who the Company believes beneficially own 5% or more of the Company’s outstanding Common Stock (ii) each of the named executive officers of the Company; (iii) each director and nominee director of the Company and (iv) all of the directors and executive officers as of April 13, 2006 as a group. For purposes of this Proxy Statement, Paul E. Fulchino, Colin M. Cohen, Dan P. Komnenovich, Bruce Langsen and James T. Quinn are referred to as the “named executive officers” of the Company.

The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options, warrants or convertible securities that are exercisable or convertible by that person within 60 days of April 13, 2006.

The information regarding beneficial ownership of Common Stock by the entities who the Company believes beneficially own 5% or more of the outstanding Common Stock identified below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock outstanding on April 13, 2006.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person or entity. Percentage of beneficial ownership is based on 34,206,454 shares of Common Stock outstanding on April 13, 2006.

Unless otherwise indicated in the footnotes, the address for each executive officer and director is c/o Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261.

Name	Total Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
Beneficial owners of 5% or more:
TCG Holdings, L.L.C. (2)(3)	4,624,615	13.4%
Stichting Pensioenfonds ABP (4)	2,758,800	8.1%
Abrams Bison Investments, L.L.C. (5)	2,819,600	8.2%

Executive officers and directors:
Paul E. Fulchino (6)	695,053	2.0%
Peter J. Clare (7)	17,408	*
Colin M. Cohen (8)	104,229	*
Chris A. Davis (9)	1,395	*
Alberto F. Fernández (10)	19,940	*
Allan M. Holt (11)	17,408	*
Bruce Langsen (12)	206,179	*
Dan P. Komnenovich (13)	145,821	*
Donald R. Muzyka (14)	24,651	*
James T. Quinn (15)	156,101	*
Richard J. Schnieders (16)	48,772	*
Jonathan M. Schofield (17)	38,249	*
Arthur E. Wegner (18)	16,965	*
Bruce N. Whitman (19)	103,772	*
All current directors and executive officers as a group (19 persons)	2,225,660	6.23%

*	Less than one percent
(1)	Represents shares of Common Stock beneficially owned by such individuals, including shares beneficially owned pursuant to the Aviall, Inc. Employees’ Savings Plan and shares of restricted stock beneficially owned pursuant to the Directors Stock Plan.
(2)	TCG Holdings, L.L.C. and certain affiliates beneficially own 4,624,615 shares of Common Stock by virtue of their beneficial ownership of 4,362,115 shares of Common Stock and a warrant exercisable for 262,500 shares of Common Stock, consisting of (i) 3,839,242 shares of Common Stock owned of record by Carlyle Partners III, L.P., (ii) 199,250 shares of Common Stock owned of record by CP III Coinvestment, L.P., (iii) 224,115 shares of Common Stock and a warrant currently exercisable for 262,500 shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 99,508 shares of Common Stock owned of record by Carlyle-Aviall Partners II, L.P.
(3)

TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is

the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Each of the foregoing entities reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.

(4)	The address of the principal offices of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, the Kingdom of the Netherlands. Stichting Pensioenfonds ABP reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.
(5)	Represents shares beneficially owned by Abrams Bison Investments, LLC and Gavin Abrams, an individual who is the managing member of Abrams Bison Investments, LLC. The address of the principal offices of Abrams Bison Investments, L.L.C. and Gavin Abrams is 4800 Hampden Lane, Suite 1050, Bethesda, Maryland 20814. Both Abrams Bison Investments, LLC and Gavin Abrams (i) report to have shared voting and investment power over the shares of Common Stock reported and (ii) have disclaimed beneficial ownership of the shares of Common Stock reported, except to the extent of their pecuniary interest therein.
(6)	Includes 22,500 shares of restricted Common Stock for which Mr. Fulchino has sole voting power and no investment power and 472,029 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(7)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004-2505. Includes 1,395 shares of restricted Common Stock for which Mr. Clare has sole voting power and no investment power and 13,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(8)	Includes 11,081 shares of restricted Common Stock for which Mr. Cohen has sole voting power and no investment power and 87,100 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options. Also includes 750 shares of Common Stock held by Mr. Cohen as a custodian for his daughter under the Uniform Gift to Minors Act. Mr. Cohen disclaims beneficial ownership of such shares.
(9)	Represents 1,395 shares of restricted Common Stock for which Ms. Davis has sole voting and no investment power.
(10)	Includes 1,395 shares of restricted Common Stock for which Mr. Fernández has sole voting power and no investment power and 13,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(11)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Includes 1,395 shares of restricted Common Stock for which Mr. Holt has sole voting power and no investment power and 13,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(12)	Includes 8,396 shares of restricted Common Stock for which Mr. Langsen has sole voting power and no investment power and 137,644 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(13)	Includes 14,534 shares of restricted Common Stock for which Mr. Komnenovich has sole voting power and no investment power and 93,600 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.

(14)	Includes 5,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(15)	Includes 9,013 shares of restricted Common Stock for which Mr. Quinn has sole voting power and no investment power and 118,735 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(16)	Includes 1,395 shares of restricted Common Stock for which Mr. Schnieders has sole voting power and no investment power and 22,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(17)	Includes 1,395 shares of restricted Common Stock for which Mr. Schofield has sole voting power and no investment power and 19,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(18)	Includes 1,395 shares of restricted Common Stock for which Mr. Wegner has sole voting power and no investment power and 5,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.
(19)	Includes 1,395 shares of restricted Common Stock for which Mr. Whitman has sole voting power and no investment power and 22,000 shares of Common Stock that may be acquired within 60 days of April 13, 2006, through the exercise of stock options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

During 2005, the Compensation Committee had responsibility for the Company’s executive compensation practices and policies.

During 2005, the members of the Compensation Committee were, and currently are, Messrs. Clare (Chairman), Whitman and Schnieders, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Compensation Committee in 2005 and the current members of the Compensation Committee meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

The members of the Compensation Committee are not eligible to participate in the compensation plans or programs administered by the Compensation Committee. The members of the Compensation Committee are eligible to participate in the Directors Stock Plan, which is administered by the Nominating and Governance Committee.

This report regarding the Company’s compensation policies during fiscal year 2005 is being submitted by the members of the Compensation Committee.

Executive Pay Policy

The Company’s compensation programs are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased stockholder value over the long-term, reflecting the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders. The program is performance based and utilizes three components: (a) base salary, (b) short-term incentives and (c) long-term compensation. Historically, both stock options and restricted stock have been used by the Company as forms of long-term compensation. However, beginning in 2006, the Company began using stock appreciation rights in place of stock options.

In establishing compensation, the Compensation Committee seeks to provide a mix of base salary and short and long-term incentive compensation that provides executives with a competitive total compensation package. The Compensation Committee sets compensation in this manner to ensure that the Company’s compensation practices do not competitively disadvantage the Company in its efforts to retain and attract key executives while maintaining its cost structure. During 2005, the Compensation Committee reviewed the Company’s compensation structure, including the mix of base salary, short-term and long-term incentive compensation.

Base Salary

Effective January 1, 2000, Paul E. Fulchino, was elected Chairman, President and Chief Executive Officer of the Company. In connection with his election to these positions, Mr. Fulchino entered into an employment agreement with the Company, which was recently renewed in light of Mr. Fulchino’s outstanding performance and leadership of the Company. See “Compensation of Executive Officers—Employment and Severance Arrangements—Employment Agreement.” Pursuant to the terms of his employment agreement, Mr. Fulchino’s minimum base salary for 2005 was $516,734. Based on general market compensation trends and the Company’s recent performance, the Board of Directors established Mr. Fulchino’s actual 2005 base salary at $542,380.

Short-Term Incentive Payments

Under the Aviall, Inc. Management Incentive Plan (the “Management Incentive Plan”), which was approved by the Company’s stockholders in 2005, all executive officers, including Mr. Fulchino, were eligible to receive an aggregate bonus award of up to 120% of their base salary. The bonus awards are subject to the Company or a specific business unit of the Company meeting specific EBIT and working capital objectives (with the exception of Mr. Langsen, whose bonus criteria does not involve a working capital objective) and upon each executive officer, other than Messrs. Fulchino and Komnenovich, satisfying personal performance goals. These bonus awards were payable two-thirds in cash and one-third in shares of restricted Common Stock. In January 2006, Mr. Fulchino was awarded a cash bonus of $371,234 and granted 5,723 shares of restricted stock. The shares of restricted Common Stock vest on the third anniversary of the grant date and are subject to the terms of the Aviall, Inc. 1998 Stock Incentive Plan (the “1998 Stock Incentive Plan”).

In connection with the Compensation Committee’s review of total compensation, the bonus opportunities for all executive officers in 2006, including Mr. Fulchino, were set at 120% of base salary, and allocated two-thirds in cash and one-third in shares of restricted Common Stock.

Stock Options

During 2005, the 1998 Stock Incentive Plan was administered by the Board of Directors and the Compensation Committee. The 1998 Stock Incentive Plan is designed to provide incentive compensation to the Company’s executive officers and other key management personnel. The grants are long-term incentives for further performance, which are designed to align the interests of management with those of the Company’s stockholders.

Mr. Fulchino was granted options to purchase 100,000 shares of Common Stock in January 2005. At the same time, the Compensation Committee also approved stock option grants to the other executive officers and certain key employees. The number of options granted to a specific individual was dependent upon such individual’s potential for promotion based upon the individual’s current performance and such individual’s expected impact on the Company’s future performance. All options were granted at the fair market value at the time of grant. These options were initially scheduled to vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of grant. However, the vesting of a portion of these options was accelerated in November 2005. See “Certain Relationships and Related Transactions.”

Stock Ownership

Upon the Compensation and Nominating Committee’s recommendation in 1993, the Board of Directors approved voluntary executive stock ownership guidelines for the Company’s Chief Executive Officer, executive officers and certain other individuals. The guidelines are intended to encourage key employees to become substantial stockholders. Under the guidelines, the Company’s Chief Executive Officer is expected to own shares of Common Stock with an aggregate value of three times his or her then-current base salary within five years of appointment to such position. Within such time period, all other executive officers are expected to own shares of Common Stock with a value of 1.5 times their base salary and the remaining individuals subject to the policy who are not executive officers are expected to own shares having a value of one-half times their annual base salary. During 2005, the Compensation Committee reviewed the progress of the Company’s executives against these guidelines, and during 2006, the Compensation Committee will continue this review.

During 2005 the Compensation Committee periodically reviewed the potential impact of the $1.0 million deduction limitation on executive compensation for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. As a result of this review, the Compensation Committee and the Board of Directors decided to submit the Management Incentive Plan to our stockholders, which was approved at the Company’s 2005 Annual Meeting. During 2006, the Compensation Committee intends to continue to evaluate the Company’s potential exposure to the deduction limitation on an annual basis.

Submitted by the members of the Compensation Committee of the Board of Directors.

Peter J. Clare Chairman	Bruce N. Whitman	Richard J. Schnieders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the members of the Compensation Committee of the Board of Directors were Messrs. Clare (Chairman), Whitman and Schnieders. None of the members of the Compensation Committee was at any time during 2005, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee. During 2005, no executive officer of the Company served as a director or member of a compensation committee of another entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

Name and Principal Position(s)	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation(4)
		Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Securities Underlying Options(3)
Paul E. Fulchino Chairman, President and Chief Executive Officer of Aviall, Inc.	2005 2004 2003	$542,380 516,734 512,481	$371,234 592,512 288,082	$883 883 952	$185,597 171,249 144,035	100,000 88,000 110,000	$10,386 9,211 9,209

Colin M. Cohen Senior Vice President and Chief Financial Officer of Aviall, Inc.	2005 2004 2003	272,640 248,862 249,231	184,539 176,503 144,296	— — 12,951	92,263 81,992 72,134	19,000 16,100 12,000	7,247 5,757 42,855

Dan P. Komnenovich President and Chief Operating Officer of Aviall Services, Inc.	2005 2004 2003	332,991 317,246 314,645	242,578 326,977 180,830	— — —	121,288 113,477 90,402	48,000 32,000 40,000	7,537 6,461 6,195

Bruce Langsen President, Inventory Locator Service, LLC	2005 2004 2003	226,879 218,123 215,048	125,002 122,964 117,365	— — —	62,493 61,472 58,672	28,000 29,000 38,000	7,492 6,438 6,378

James T. Quinn Senior Vice President of Sales and Marketing of Aviall Services, Inc.	2005 2004 2003	208,456 199,038 197,501	146,290 168,369 115,792	— — —	73,130 69,167 57,892	21,000 17,300 22,000	7,667 6,576 5,642

(1)	Includes amounts reimbursed for the payment of income taxes (i) related to insurance premiums paid by the Company in 2003, 2004 and 2005 and taxable to Mr. Fulchino and (ii) related to relocation expenses paid by the Company in 2003 and taxable to Mr. Cohen.
(2)

The grants of shares of restricted Common Stock in 2003, 2004 and 2005 were made pursuant to the Management Incentive Plan. That plan provides for incentive compensation to be paid two-thirds in cash and one-third in shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date. Recipients of shares of restricted Common Stock are entitled to receive any dividends paid thereon. The dollar amounts shown for 2005 were based upon a price of $32.43 per share, the closing market price of the shares on the New York Stock Exchange on January 26, 2006, the

grant date. The dollar amounts shown for 2004 were based upon a price of $22.70 per share, the closing market price of the shares on the New York Stock Exchange on January 27, 2005, the grant date. The dollar amounts shown for 2003 were based upon a price of $15.60 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 28, 2004, the grant date. As of December 31, 2005, the aggregate number of shares of restricted Common Stock and their value (based upon a price of $28.80 per share, the closing market price of Common Stock on the New York Stock Exchange on December 31, 2005) held by each named executive officer were as follows: Mr. Fulchino, 39,664 shares of restricted Common Stock valued at $1,142,323; Mr. Cohen, 10,234 shares of restricted Common Stock valued at $294,739; Mr. Komnenovich, 25,489 shares of restricted Common Stock valued at $734,083; Mr. Langsen, 13,664 shares of restricted Common Stock valued at $393,523; and Mr. Quinn, 15,711 shares of restricted Common Stock valued at $452,477.

(3)	Grants of stock options were originally scheduled to vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of grant. In November 2005, the vesting of a portion of these stock options was accelerated. See “Certain Relationships and Related Transactions.”
(4)	For 2005, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,838; Mr. Cohen, $947; Mr. Komnenovich, $1,237; Mr. Langsen, $1,473; and Mr. Quinn, $1,367, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,248 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the amount of $6,300 for each named executive officer other than Mr. Langsen, whose contribution was $6,019. For 2004, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,838; Mr. Cohen, $632, Mr. Komnenovich, $1,336; Mr. Langsen, $1,406; and Mr. Quinn, $1,451, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,248 for Mr. Fulchino and (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the amount of $5,125 for each named executive officer other than Mr. Langsen, whose contribution was $5,032. For 2003, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,947; Mr. Cohen, $484; Mr. Komnenovich, $1,195; Mr. Langsen, $1,406; and Mr. Quinn, $1,168, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,262 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the following amounts: Mr. Fulchino, $5,000; Mr. Cohen, $785; Mr. Komnenovich, $5,000; Mr. Langsen, $4,972; and Mr. Quinn, $4,474, (iv) a transfer allowance in the amount of $20,000 for Mr. Cohen and (v) relocation expenses in the amount of $21,586 for Mr. Cohen.

Employment and Severance Arrangements

Employment Agreement. The Company is a party to an employment agreement, as amended (the “Employment Agreement”), with Mr. Fulchino pursuant to which Mr. Fulchino serves as the Company’s Chairman, President and Chief Executive Officer. Under the Employment Agreement, which was amended and renewed effective January 1, 2006 for an additional four-year term, Mr. Fulchino receives an annual base salary of at least $650,000 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive compensation). Mr. Fulchino is also entitled to supplemental term life insurance of $1,300,000, and supplemental disability insurance with long-term disability benefits equal to 60% of his base salary, as well as other employee benefits made generally available to the Company’s senior executives. The renewed Employment Agreement expires on December 31, 2009. In the event of an involuntary termination of his employment (other than for Cause (as defined in the Employment Agreement) or his death or disability), Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. In consideration of Mr. Fulchino’s willingness to renew the Employment Agreement and the outstanding historical performance of the Company under Mr. Fulchino’s leadership, in addition to the regular yearly award he received pursuant to the 1998 Stock Incentive Plan, on January 26, 2006 Mr. Fulchino was granted free-standing stock appreciation rights under the 1998 Stock Incentive Plan for 200,000 shares of Common Stock at an exercise price of $32.43, the fair market value of Common Stock on the effective date of grant. These stock appreciation rights will vest in four equal annual installments. Each installment will remain exercisable for a period of five years after vesting.

Severance Agreements. The Company has entered into an Amended and Restated Severance Agreement (a “Severance Agreement”) with each of its executive officers. The Severance Agreements become operative only upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements provide that if, within a two-year period following a Change in Control (as defined in the Severance Agreements), the Company terminates the employment of such executive officer for reasons other than death, disability or Cause (as defined in the Severance Agreements), or the executive officer terminates employment with the Company for Good Reason (as defined in the Severance Agreements), the executive officer is entitled to receive a severance payment in an amount equal to a multiple of two or three (depending upon the terms of the particular Severance Agreement) times the sum of (i) such executive officer’s then-current base salary and (ii) an amount equal to the greater of such executive officer’s (1) incentive compensation for the current fiscal year (assuming the Company had reached target performance for that year) or (2) incentive compensation paid or payable to the executive for the most recently completed fiscal year. The executive officer is also entitled to continue to receive health and life insurance benefits for a period of one year following his or her termination upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements further provide that if any amount payable thereunder or otherwise to the executive officer is determined to be an “excess parachute payment” under the Code, such executive officer would be entitled to receive an additional payment (net of income taxes) equal to the excise tax imposed under the Code on such payment.

Severance Pay Plan. The Company maintains an Amended and Restated Severance Pay Plan (the “Severance Pay Plan”) for the benefit of all full-time employees, including executive officers. The Severance Pay Plan provides that if the Company terminates an eligible employee’s employment for any reason other than Cause (as defined in the Severance Pay Plan), the employee is entitled to receive severance pay in an amount determined in accordance with the terms of the Severance Pay Plan. For executive officers, the severance pay is an amount equal to a multiple of one or two (as the case may be) times the sum of (i) the executive’s then-current base salary and (ii) the greater of such executive officer’s (1) target incentive payment for the year in which his employment was terminated or (2) incentive payment for the most recently completed fiscal year. Payments under the Severance Pay Plan are made in installments (a one or two-year period for executive officers) unless the employee’s employment is terminated within one year following a Change in Control (as defined in the Severance Pay Plan). In that circumstance, the severance payment is made in a lump sum. The Severance Pay Plan provides that in the event that an employee is terminated under circumstances in which he or she is entitled to receive severance payment under any other written agreement (including the Employment Agreement and the Severance Agreements described in the preceding paragraphs), the employee is not entitled to receive the benefits intended to be provided under the Severance Pay Plan.

OPTION GRANTS IN 2005

The following table provides information regarding the grant of stock options to each of the named executive officers in 2005. The Company did not have any stock appreciation rights outstanding during 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal 2005	Exercise Price per Share	Expiration Date
					5%	10%
Paul E. Fulchino	100,000	19.3%	$22.70	33,000 on 01/27/11 33,000 on 01/27/12 34,000 on 01/27/13	$254,766 304,959 368,500	$577,976 710,684 882,622

Colin M. Cohen	19,000	3.7	22.70	6,270 on 01/27/11 6,270 on 01/27/12 6,460 on 01/27/13	48,405 57,942 70,015	109,816 135,030 167,698

Dan P. Komnenovich	48,000	9.3	22.70	15,840 on 01/27/11 15,840 on 01/27/12 16,320 on 01/27/13	122,288 146,380 176,880	277,429 341,128 423,658

Bruce Langsen	28,000	5.4	22.70	9,240 on 01/27/11 9,240 on 01/27/12 9,520 on 01/27/13	71,334 85,388 103,180	161,833 198,992 247,134

James T. Quinn	21,000	4.1	22.70	6,930 on 01/27/11 6,930 on 01/27/12 7,140 on 01/27/13	53,501 64,041 77,385	121,375 149,244 185,351

(1)	Each of the options shown in the table above were originally scheduled to vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of the grant. However, as disclosed under “Certain Relationships and Related Transactions,” the Company accelerated the vesting of certain stock options in November 2005. As a result of this acceleration, all of the options shown in the table above became non-qualified stock options.
(2)	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by the Company to forecast possible appreciation of the price of the shares of Common Stock.

AGGREGATED OPTION EXERCISES IN 2005

AND DECEMBER 31, 2005 OPTION VALUES

The following table provides information regarding the exercise of options by each of the named executive officers during 2005 and the number of unexercised options held at December 31, 2005 by each of the named executive officers.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul E. Fulchino	534,435	$11,873,806	385,993	99,440	$6,873,374	$1,382,744
Colin M. Cohen	—	—	71,437	15,663	1,187,054	195,446
Dan P. Komnenovich	76,788	1,855,884	53,600	40,000	479,184	526,240
Bruce Langsen	105,196	2,035,244	118,834	31,730	1,705,938	458,401
James T. Quinn	93,980	1,964,025	97,116	20,119	1,525,627	277,255

(1)	This value was based upon a per share price of $28.80, the closing price of the Common Stock on December 31, 2005, multiplied by the number of shares of Common Stock issuable upon exercise of these options.

RETIREMENT BENEFITS

The Company covers all employees who earn one year of eligibility service (as defined in the Aviall, Inc. Retirement Plan (the “Retirement Plan”)) and attain age 21, including executive officers, and two employees located internationally under the Retirement Plan. Benefits payable under the Retirement Plan are based on an employee’s career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of Basic Compensation (as defined in the Retirement Plan), plus 1.85% of the portion of the Basic Compensation in excess of $15,600 during each such year while a participant in the Retirement Plan.

Benefits under the Retirement Plan vest at the earlier of the completion of five years of vesting service or upon reaching age 65. However, in the event of a Change of Control (as defined in the Retirement Plan) all employee-participants will be fully vested, and the term “accrued benefit” will include certain severance payments under the Severance Pay Plan and other severance payments under Change of Control severance agreements, and will also include the value of early retirement benefits for any employee-participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $175,000 beginning at the Social Security retirement age, which is currently age 65. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $220,000. The Company maintains a non-qualified, unfunded benefit plan, called the Aviall, Inc. Benefit Restoration Plan (the “Benefit Restoration Plan”), which covers those participants in the Retirement Plan, including those named below, whose benefits are reduced under the Code or other United States laws. A participant in the Benefit Restoration Plan who is vested in his or her benefits under the Retirement Plan is entitled to a benefit equal to the difference between (i) the amount of benefits that the participant would be entitled to under the Retirement Plan if no statutory reductions applied to such benefits and, if applicable, if Basic Compensation included the value of any restricted stock rights awarded to the participant under the Aviall, Inc. Bonus Plan; and (ii) the amount of benefits the participant is entitled to under the Retirement Plan and the Ryder System, Inc. Retirement Plan. Benefits under the Benefit Restoration Plan are paid in the same manner, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan. However, in the event of a Change of Control (as defined in the Retirement Plan), all participants will be fully vested for purposes of eligibility for benefits under the Benefit Restoration Plan, and the lump sum value of the benefits owing under the Benefit Restoration Plan (along with the amounts necessary to cover all federal income taxes owing on the benefits and these amounts) will be paid immediately to the participant.

The following table sets forth the combined estimated annual pension benefits under the Retirement Plan and the Benefit Restoration Plan to each named executive officer (in the form of a single life annuity). These amounts assume such executive officer remains continuously employed at current salary levels until retirement at the normal retirement date, which is the date on which such named executive officer reaches age 65, and are based on historical bonus and restricted stock grants. No named executive officer’s current salary level differs by more than 10% from the 2005 salary level disclosed in the Summary Compensation Table set forth above, except for Mr. Fulchino, whose current base salary is $650,000. The table excludes possible future bonus amounts and future restricted stock grants because of the discretionary and variable nature of such compensation.

Name	Amount(1)
Paul E. Fulchino	$220,500
Colin M. Cohen	97,842
Dan P. Komnenovich	241,472
Bruce Langsen	99,069
James T. Quinn	95,762

(1)	Gives effect to Amendment No. 13 to the Retirement Plan, which provides for the transfer of certain benefit obligations otherwise payable pursuant to the terms of the Executive Retirement Plan (defined below) to the Retirement Plan. The effectiveness of Amendment No. 13 to the Retirement Plan is conditioned upon the receipt of a favorable letter ruling from the Internal Revenue Service concerning the Retirement Plan, as amended, which has not been received as of the date of this Proxy Statement.

The Company also maintains the Aviall, Inc. Supplemental Executive Retirement Income Plan (the “Executive Retirement Plan”) that further covers the current Chief Executive Officer of the Company, Mr. Fulchino (the “CEO”), and key officers of the Company designated by the Board of Directors as eligible to participate in the Executive Retirement Plan. The named executive officers are currently eligible to participate in the Executive Retirement Plan.

Monthly benefits payable under the Executive Retirement Plan are equal to (i) two percent (2%), or three percent (3%) in the case of the CEO, of the participant’s average monthly rate of compensation for three successive calendar years, out of the six previously completed calendar years, that give the highest average monthly rate of compensation, multiplied by (ii) the participant’s number of years of Credited Service (as defined in the Executive Retirement Plan), not to exceed 25 years, or in the case of the CEO, 16 2/3 years, less (iii) the sum of the participant’s monthly benefits under the Retirement Plan, the Benefit Restoration Plan, the Ryder System, Inc. Retirement Plan and Social Security. The CEO’s years of Credited Service is equal to two times his actual number of years of service with the Company, but in no event shall it exceed 16 2/3 years.

A participant is entitled to the monthly benefits as described above upon retirement at the age of 65 or later. A participant is also entitled to monthly benefits (based upon compensation and Credited Service to date) upon retirement at an earlier age, upon disability, or upon other employment termination after being “vested” in all or a portion of his or her benefits based on completed Years of Vesting Service (as defined in the Executive Retirement Plan). The CEO’s Years of Vesting Service is equal to two times his years of vesting service under the Retirement Plan. A participant who has five or more Years of Vesting Service but less than ten Years of Vesting Service will be vested in 75% of his or her benefits, and a participant with ten or more Years of Vesting Service will be vested in 100% of his or her benefits. If a participant is terminated for Cause (as defined in the Executive Retirement Plan), he or she will not be vested in any benefits, regardless of his or her Years of Vesting Service. In addition, a participant’s surviving spouse is entitled to death benefits upon a participant’s death before benefits otherwise commence. A participant’s benefits may be paid in the same manner and form, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan.

In the event of a Change of Control (as defined in the Retirement Plan) certain participants who, within three years of the Change of Control, are involuntarily terminated other than for Cause (as defined in the Executive Retirement Plan) or voluntarily terminate their employment, will (i) be fully vested in their benefits, (ii) receive two additional years of Credited Service, or in the case of the CEO, four additional years of Credited Service and (iii) have two years added to their age for certain early retirement purposes. In addition, upon a Change of Control, the Company must establish a trust or other funding arrangement that is subject to the claims of the Company’s general creditors for the purpose of funding the benefits payable under the Executive Retirement Plan. The Company also must contribute to the trust the amount necessary to fund 100% of the then-present value of the benefits payable under the Executive Retirement Plan to the participants when they reach age 65.

The following table sets forth, for the final average yearly compensation and years of credited service indicated, the total annual retirement benefits payable under the Executive Retirement Plan, the Retirement Plan, the Benefit Restoration Plan and the Ryder System Inc. Retirement Plan upon retirement at age 65. These amounts also include benefits payable under Social Security. The amounts marked with an asterisk (*) are calculated based upon the three percent (3%) formula for the determination of the CEO’s benefits.

Pension Plan Table

Final Average Annual Compensation for Three-Year Period	Years of Credited Service
	15		20		25
$ 200,000	$60,000		$80,000		$100,000
250,000	75,000		100,000		125,000
300,000	90,000		120,000		150,000
400,000	120,000		160,000		200,000
500,000	150,000		200,000		250,000
600,000	180,000		240,000		300,000
700,000	210,000		280,000		350,000
800,000	360,000	*	400,000	*	400,000
900,000	405,000	*	450,000	*	450,000
1,000,000	450,000	*	500,000	*	500,000
1,500,000	675,000	*	750,000	*	750,000

A participant’s annual compensation generally includes the amounts set forth in the “Salary” and “Bonus” columns of the Summary Compensation Table, and so long as the participant does not terminate his or her employment voluntarily or is not terminated for Cause (as defined in the Executive Retirement Plan), also includes the value of restricted Common Stock that was awarded to a participant, or if the participant does terminate his or her employment voluntarily or is terminated for Cause (as defined in the Executive Retirement Plan), then the value of restricted Common Stock that was awarded and that has vested.

The estimated years of credited service under the Executive Retirement Plan as of December 31, 2005, for the persons named in the Summary Compensation Table are as follows: Mr. Fulchino, 11 years; Mr. Cohen, 3.1 years; Mr. Komnenovich, 17.1 years; Mr. Langsen, 12.5 years; and Mr. Quinn, 12 years. Pursuant to the terms of the Executive Retirement Plan, the years of credited service for Mr. Fulchino set forth above equal two times the actual number of years of his service.

The benefits as set forth in the table above are based on the benefits being payable in the form of a life only annuity with no survivor’s benefits; however, benefits will be payable under the Executive Retirement Plan in the form elected by the participant under the Retirement Plan which includes several optional forms of joint and survivor annuities and a ten year certain and life annuity.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on a share of Common Stock versus the cumulative total return on the Russell 2000 Stock Index, the S&P 500 Stock Index and the S&P 600 Aerospace & Defense Index. The Company has selected and included the Russell 2000 Stock Index because the Company is included within this index. The comparison assumes $100 was invested as of December 31, 2000 and all dividends were reinvested.

Total Stockholder Returns

The chart above was plotted using the following data:

Company/Index	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05
Aviall, Inc.	$100.00	$92.21	$98.32	$189.44	$280.55	$568.89
S&P 500	100.00	80.09	62.39	80.29	89.03	102.75
S&P 600 Aerospace & Defense	100.00	98.41	79.46	97.52	128.54	122.42
Russell 2000	100.00	99.39	79.03	116.38	137.71	148.46

APPROVAL OF THE AVIALL, INC. 2006 STOCK INCENTIVE PLAN

(Proposal No. 2)

General

The Board of Directors adopted the Plan on March 23, 2006, subject to approval by the Company’s stockholders at this Annual Meeting. The Plan is intended to align the interests of Company’s officers and key employees more closely with those of Aviall’s stockholders. The Plan is also intended to assist in attracting persons of outstanding ability to serve, and remain in the service of, the Company. The Board believes that the attraction and retention of officers and other key employees is critical to Aviall’s future success.

The Plan affords the Board and the Compensation Committee the ability to design management incentives that are responsive to the Company’s needs. The Plan permits the grant of awards consisting of not only stock options and stock appreciation rights, but also restricted and deferred shares (which may include performance criteria), as well as performance shares and performance units.

In general, the Plan has been designed using the format of the Company’s 1998 Stock Incentive Plan (the “Existing Plan”). As of April 13, 2006, only 81,114 shares of Common Stock were available for future awards under the Existing Plan. If the Plan is adopted by the stockholders at the Annual Meeting, the Board will not award any further grants of shares under the Existing Plan.

We are submitting the Plan for stockholder approval because, among other reasons, under Section 162(m) of the Code, stockholder approval is necessary for us to deduct certain payments made under the Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the Plan is approved by our stockholders, awards made under the Plan will not count towards this $1 million limitation. We are also submitting the Plan for stockholder approval so that grants of stock options under the Plan may qualify as incentive stock options under the Code.

Plan Summary

A summary of the Plan is set forth below. The full text of the Plan is attached to this Proxy Statement as Annex A, and the following summary is qualified in its entirety by reference to Annex A. Capitalized terms not otherwise defined herein shall have the same meanings as defined in the Plan.

Shares Available Under the Plan. Subject to adjustment as provided in the Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, and (v) in payment of dividend equivalents paid with respect to awards made under the Plan may not exceed 1,500,000 shares of Common Stock plus any shares relating to awards that expire, are forfeited or transferred as payment of the Option Price or in satisfaction of any withholding amount.

The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options (“ISO”) may not exceed 1,500,000 shares. Further, no participant in the Plan (a “Participant”) may be granted Option Rights or Appreciation Rights, in the aggregate, for more than 300,000 shares of Common Stock during any year, subject to adjustment as provided in the Plan. Participants may also not receive in any calendar year grants of Restricted Shares or Deferred Shares that in the aggregate could result in the attainment of more than 100,000 shares of Common Stock, subject to adjustment as provided in the Plan. Finally, in no event may any Participant receive an award of Performance Shares or Performance Units in any calendar year having an aggregate maximum value as of their respective Dates of Grant in excess of $400,000 subject to adjustment as provided in the Plan.

Eligibility. Officers and key employees of the Company and its subsidiaries, as well as any person who has agreed to serve in any such capacity, may be selected by the Board as Participants that are to receive benefits under the Plan. As of April 13, 2006, there were approximately 110 officers and key employees eligible to participate under the Plan.

Option Rights. Option Rights may be granted which entitle the optionee to purchase shares of Common Stock at a price not less than fair market value. As of April 13, 2006, the closing price of our Common Stock on the NYSE was $36.10 per share. The option price is payable (i) in cash at the time of exercise; (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock owned by the optionee having a value at the time of exercise at least equal to the option price; (iii) by surrender of any other award under the Plan having a value at the time of exercise at least equal to the option price; or (iv) a combination of such payment methods. Any grant of Option Rights may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates.

The Board may, at or after the date of grant of any Option Rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price.

No Option Right shall be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control (as defined in the Plan) or other similar transaction or event. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights.

Appreciation Rights. An Appreciation Right is a right, exercisable by surrender of the related Option Right (if granted in tandem with Option Rights) or by itself (if granted as a Free-Standing Appreciation Right), to receive from the Company an amount equal to 100%, or such lesser percentage as the Board may determine, of the spread between the strike price (or Option Price if Tandem Appreciation Right) and the then-current value of the shares of Common Stock. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the optionee or retain in the Board the right to elect among those alternatives. Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control or other similar transaction or event. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

Restricted Shares. A grant of Restricted Shares involves the immediate transfer by the Company to a Participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The Participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the Participant that is at or less than then-current market value per share, as the Board may determine.

Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for at least one year. An example would be a provision that the Restricted Shares would be forfeited if the Participant ceased to serve the Company as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions apply in the event of a Change in Control.

Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant must also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

Deferred Shares. A grant of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify. During the Deferral Period, the Participant has no right to transfer any rights under his or her award and no right to vote such Shares, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by such Participant that is less than the market value per share at the date of award.

Deferred Shares must be subject to a Deferral Period of at least one year, as determined by the Board at the date of the award, except that the Board may provide for a shorter Deferral Period in the event of a Change in Control.

Performance Shares and Performance Units. A Performance Share is the equivalent of one share of Common Stock and a Performance Unit is the equivalent of $1.00. A Participant may be granted any number of Performance Shares or Performance Units, subject to the limitations set forth under “Shares Available Under the Plan.” The Participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period shall be a period of time not less than one year, except in the case of a Change in Control, if the Board shall so provide. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the specified Management Objectives have been achieved, the Participant will be deemed to have fully earned the Performance

Shares or Performance Units. The grant may provide that if the Management Objectives have not been achieved, but the predetermined minimum level of acceptable achievement has been attained or exceeded, the Participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the Participant at the time and in the manner determined by the Board in cash, shares of Common Stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of Common Stock on a current, defined or contingent basis.

Management Objectives. The Plan requires that the Board establish “Management Objectives” for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual Participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the Participant is employed. Management Objectives applicable to any award to a Participant who is, or is determined by the Board likely to become, a Covered Employee, shall be limited to specified levels of or growth in (i) cash flow/net assets ratio; (ii) debt/capital ratio; (iii) return on total capital; (iv) return on equity; (v) return on net assets; (vi) earnings per share; (vii) revenue; (viii) total return to stockholders; (ix) earnings before interest and taxes; or (x) earnings before interest, taxes, depreciation and amortization. Except where a modification would result in an award no longer qualifying as performance based compensation within the meaning of Section 162(m) of the Code, the Board may modify such Management Objectives, in whole or in part, as the Board deems appropriate and equitable.

Administration and Amendments. The Plan is to be administered by the Board, except that the Board has the authority under the Plan to delegate any or all of its powers under the Plan to a committee (or subcommittee thereof) consisting of not less than two directors.

The Board is authorized to interpret the Plan and related agreements and other documents. The Board may make awards to other officers and key employees under any or a combination of all of the various categories of awards that are authorized under the Plan, or in its discretion, make no awards. The Board may amend the Plan from time to time without further approval by the stockholders of the Company except where required by applicable law or the rules and regulations of a national securities exchange. The Company reserves authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.

The Board may provide for special terms for awards to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Transferability. In general, no Option Right or Appreciation Right or other derivative security is transferable by an optionee or recipient except, upon death, by will or the laws of descent and distribution. However, awards may be transferred without consideration to members of the Participant’s immediate family, or to trusts the only beneficiaries of which, or to partnerships the only partners of which, are members of the Participant’s immediate family. Any such transfer will require prior notice to the Company and acceptance of any conditions imposed thereon by the Company or the Board. Except as otherwise determined by the Board on a case-by-case basis, Option Rights and Appreciation Rights are exercisable during the optionee’s or recipient’s lifetime only by him or her or by his or her guardian or legal representative.

The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon exercise of Option Rights or Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer, shall be subject to further restrictions on sale or transfer.

Adjustments. The maximum number of shares that may be issued and delivered under the Plan, the number of shares covered by outstanding Option Rights and Appreciation Rights, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in “Shares Available Under the Plan,” above, as the Board may determine appropriate to reflect any transaction or event described above.

Change in Control. A definition of “Change in Control” has been specifically included in the Plan, which definition can be found in the full text of the Plan attached hereto as Annex A.

Plan Benefits. No grants have been made under the Plan and it is not possible to determine specific amounts that may be awarded in the future under the Plan.

Section 409A Considerations. To the extent that any award granted to a Participant under the Plan is subject to Section 409A of the Code, the award agreement evidencing such grant will be made on terms that comply with Section 409A of the Code, along with applicable regulations and guidance issued thereunder.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, deferred shares and certain types of restricted stock are subject to Section 409A of the Code.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

Special rule if option price is paid for in unrestricted shares of Common Stock. If a Participant pays the exercise price of a non-qualified Option Right with previously-owned unrestricted shares of Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an ISO, the shares of Common Stock received equal to the number of shares of Common Stock surrendered are treated as having been received in a tax-free exchange. The Participant’s tax basis and holding period for these shares received will be equal to the Participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the Participant to the extent of their fair market value. The Participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the Participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired unrestricted shares of Common Stock to pay the exercise price of a non-qualified Option Right constitutes a disqualifying disposition of shares of Common Stock previously acquired under an ISO, the Participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed below, a disqualifying disposition of shares previously acquired under an ISO occurs when the Participant disposes of such shares within two years after the date of grant or within one year after the transfer of such shares to the optionee. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the Participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the Participant as a result of the disqualifying disposition.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the Participant’s particular tax status.

Appreciation Rights. No income will be recognized by a Participant in connection with the grant of a tandem Appreciation Right or a free-standing Appreciation Right. When the Appreciation Right is exercised, the Participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the Participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within thirty days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares generally will be treated as compensation that is taxable as ordinary income to the Participant. At the time of sale of such shares, any gain or loss realized by the Participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the Participant’s tax basis will be the amount previously taxable as ordinary income.

Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the Participant under the award (reduced by any amount paid by the Participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act of 1934, but no longer than six months.

Federal Tax Withholding

Any ordinary income realized by a Participant upon the exercise of an award under the Plan is subject to withholding of federal, state and local income tax and to withholding of the Participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).

To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for shares, the Participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the Participant to satisfy all or part of the withholding tax obligations.

Withholding does not represent an increase in the Participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the Participant’s tax basis in the shares received. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.

Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements. However, pursuant to IRS Notice 2005-94, the IRS has suspended these withholding and reporting requirements until further IRS guidance is issued.

Tax Consequences to the Company or its Subsidiaries

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the Participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company intends that benefits in the form of stock options and restricted stock will be exempt from the $1,000,000 limitation on deductible compensation either as performance-based compensation or otherwise.

If a individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

The Board of Directors recommends a vote FOR the approval of the Aviall, Inc. 2006 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2005 with respect to compensation plans under which shares of Common Stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,157,446	$13.6878	980,492
Equity compensation plans not approved by security holders	—	$—	—
Total	2,157,446	$13.6878	980,492

AUDIT COMMITTEE REPORT

This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2005, is being submitted by the members of the Audit Committee during 2005. During 2005, the members of the Audit Committee were Messrs. Wegner (Chairman) and Fernández, Ms. Davis and Dr. Muzyka, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and independent registered public accounting firm.

During 2005, the Audit Committee reviewed with the Company’s senior internal auditing executive the plans for, and the scope of, ongoing internal audit activities, as well as any recommendations made by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, relating to the internal audit function. The Audit Committee also reviewed with the Company’s senior internal auditing executive the adequacy of the Company’s internal accounting controls and the policies, procedures and internal auditing function. The Audit Committee has discussed with the Company’s senior financial management the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related-party transactions that have not been adequately disclosed.

The Audit Committee has reviewed with PricewaterhouseCoopers LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with PricewaterhouseCoopers LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with PricewaterhouseCoopers LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with the standards of the Public Company Accounting Oversight Board (United States), that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related-party transactions that have not been adequately disclosed.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with PricewaterhouseCoopers LLP whether it considers itself independent, and PricewaterhouseCoopers LLP has provided the Audit Committee with the letter and written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of PricewaterhouseCoopers LLP.

In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers LLP be appointed as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2006 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Submitted by the members of the Audit Committee of the Board of Directors during 2005.

Arthur E. Wegner Chairman	Chris A. Davis	Alberto F. Fernández	Donald R. Muzyka

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PULBIC

ACCOUNTING FIRM

(Proposal No. 3)

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, subject to stockholder ratification. PricewaterhouseCoopers LLP or its predecessors have conducted the audits of our financial statements for over ten years.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement. The Board of Directors requests that stockholders ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2006 audit of the Company’s financial statements. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of independent registered public accountants.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

FEES BILLED TO AVIALL, INC. BY PRICEWATERHOUSECOOPERS LLP

Fees billed by PricewaterhouseCoopers LLP to us for services during 2005 and 2004 are explained below.

Audit Fees. Fees for audit services totaled $1,304,000 in 2005 and $1,513,000 in 2004. Audit fees in both years include fees associated with the annual audit of the Company’s financial statements and internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, fees for statutory audits, fees associated with the filing of shelf registration statements and sales by the Carlyle Investors of shares of Common Stock.

Audit-Related Fees. Fees for audit-related services totaled $103,000 in 2005 and $88,000 in 2004. Audit-related fees in both years principally include fees associated with audits of our employee benefit plans and general consulting on accounting matters. Audit-related fees in 2004 principally include fees associated with readiness work for the Sarbanes-Oxley Act of 2002 and the audits of our employee benefit plans.

Tax Fees. Fees for tax compliance and preparation totaled $560,000 in 2005 and $499,000 in 2004. Fees for tax advice, planning and other services totaled $151,000 in 2005 and $105,000 in 2004.

All Other Fees. The Company was not billed for fees for any other services not described above in 2005 or 2004.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.

The Audit Committee considered whether the provision of all other services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence with respect to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

To the Company’s knowledge, no director, executive officer or greater than 10% beneficial owner of the Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, during 2005, except for Ms. Collier, who failed to timely file one Form 4 to report a sale of shares of Common Stock previously held in the Aviall, Inc. Employee Savings Plan. During 2005, the general counsel of the Company held a power of attorney to prepare, execute and file SEC reports of changes in ownership of Common Stock on behalf of all of the Company’s directors and executive officers, and such directors and executive officers relied on the general counsel of the Company to timely prepare, execute and file such reports.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2005 is being mailed to stockholders of record on or about May 17, 2006, together with this Proxy Statement. Additional copies may be obtained by written request to the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of this Annual Report on Form 10-K, please send a written request to the Company at P.O. Box 619048, DFW Airport, Texas 75261, Attention: Stockholder Services or please call (972) 586-1000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

THE COMPANY’S 2007 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to regulations of the SEC, in order to be included in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s principal offices, 2750 Regent Boulevard, DFW Airport, Texas 75261, Attention: Secretary, no later than January 1, 2007 and must comply with additional requirements established by the SEC. In addition, the Company’s Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Amended and Restated By-Laws generally require that written notice be delivered to the Secretary of the Company at the Company’s principal offices not less than 70 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. For the 2007 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after March 24, 2007 and on or before April 13, 2007. A copy of the Company’s Amended and Restated By-Laws is available upon request from the Secretary of the Company.

AVIALL, INC.

Jeffrey J. Murphy Senior Vice President, Law and Human Resources, Secretary and General Counsel

Dallas, Texas

May 1, 2006

APPENDIX A

AVIALL, INC.

2006 STOCK INCENTIVE PLAN

1. PURPOSE. The purpose of the Aviall, Inc. 2006 Stock Incentive Plan is to attract and retain officers and other key employees for Aviall, Inc., a Delaware corporation and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. DEFINITIONS. As used in this Plan:

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Award” means the grant of any Option Right, Restricted Shares, Appreciation Right, Deferred Shares, Performance Shares or Performance Unit, whether granted singly or in combination or in tandem.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free Standing Appreciation Right and a Tandem Appreciation Right.

“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 15 of this Plan, such committee (or subcommittee).

“Change in Control” shall have the meaning provided in Section 11 of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Shares” means the shares of Common Stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

“Company” means Aviall, Inc., a Delaware corporation.

“Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Director” means a member of the Board of Directors of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such statute, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

“Immediate Family” has the meaning ascribed thereto in Rule 16a-l(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any Award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

  1. cash flow/net assets ratio;

  2. debt/capital ratio;

  3. return on total capital;

  4. return on equity;

  5. return on net assets;

  6. earnings per share;

  7. revenue;

  8. total return to stockholders;

  9. earnings before interest and taxes; and

10. earnings before interest, taxes, depreciation and amortization.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

“Market Value per Share” means, as of any particular date, (i) the average of the highest and lowest sales price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or, if applicable, the NASDAQ National Market System, on the trading day immediately prior to the particular date of determination, or if there are no sales on such day, on the next preceding trading day during which sales occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

“Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option Right granted pursuant to this Plan, which is not an Incentive Stock Option.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

“Plan” means this Aviall, Inc. 2006 Stock Incentive Plan.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote generally in the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

“Voting Power” means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to Awards made under the Plan shall not exceed in the aggregate 1,500,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The number of Common Shares available in Section 3(a) above shall be adjusted to account for Common Shares relating to Awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any Award granted under this Plan, any shares that were covered by that Award shall again be available for issue or transfer hereunder. Notwithstanding any provisions of the Plan to the contrary, only Common Shares forfeited back to the Company, Common Shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or Common Shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of Common Shares described in Section 3(a) above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 1,500,000 Common Shares, and (ii) no Participant shall be (A) granted Option Rights and Appreciation Rights, in the aggregate, for more than 300,000 Common Shares during any calendar year or (B) granted in any calendar year Restricted Shares or Deferred Shares Awards that in the aggregate may result in the attainment of more than 100,000 Common Shares. All Awards referenced in the immediately preceding clauses (A) and (B) to any Participant in a calendar year shall not exceed an aggregate of more than 400,000 Common Shares.

(d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $400,000.

4. OPTION RIGHTS. The Board may, from time to time authorize the granting to Participants of options to purchase Common Shares upon such terms and conditions as it may determine but that are (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

(b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

(e) To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

(h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(j) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

(k) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(l) No Option Right shall be exercisable more than 10 years from the Date of Grant.

(m) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

(n) The Board may not grant Incentive Stock Options under the Plan to any employee which would permit the aggregate Market Value per Share (determined on the Date of Grant) of the Common Shares with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such employee during any calendar year to exceed $100,000. To the extent any Option Right granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Option Right (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Board shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

(o) If Common Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Option Right or one (1) year from the transfer of Common Shares to the Participant pursuant to the exercise of such Option Right, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Option Right granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

5. APPRECIATION RIGHTS. (a) The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights.

(vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, as the Board may approve but that are (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

(c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d) Regarding Free-standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. RESTRICTED SHARES. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant, and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be Subject to the same restrictions as the underlying Award.

(g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7. DEFERRED SHARES. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale shall be subject to a Deferral Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

(d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her Award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may approve, but that are (i) not inconsistent with the Plan and (ii) to the extent any grant of Deferred Shares is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than one year), commencing with the Date of Grant, as shall be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a Change in Control as set forth in the agreement specified in Section 8(g).

(c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, but that are (i) not inconsistent with this Plan and (ii) to the extent an Award is subject to Section 409A of the Code, in compliance with the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder.

9. TRANSFERABILITY. (a) No Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

(c) Notwithstanding the provisions of Section 9(a) and only to the extent permitted by the applicable award agreement, Option Rights (other than Incentive Stock Options), Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

10. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

11. CHANGE IN CONTROL. For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or Award made under the Plan or as otherwise provided by this Section 11, a “Change in Control” shall mean if at any time any of the following events shall have occurred:

(a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

(b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Shares immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power; or

(d) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

Notwithstanding the foregoing provisions of Sections 11(b) and (c) above, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company; (B) a Subsidiary; or (C) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report under or in response to Schedule 13D, Schedule 14D-1 or Form 8-K (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

Notwithstanding any provision to the contrary herein, following Stockholder Approval, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan if (i) Carlyle, alone or together with its affiliates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, “Affiliates”) and associates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, (“Associates”), becomes the beneficial owner of 20% or more of the Common Stock then outstanding (either through the acquisition of the Investor Shares or the exercise or conversion of the Bridge Preferred Stock, the Permanent Preferred Stock or the Carlyle Shares), or (ii) a person becomes the beneficial owner of any Investor Shares, provided, however, that if such person, together with all Affiliates and Associates of such person, shall become after acquiring the Investor Shares, or is at the time of the acquisition of any Investor Shares, the beneficial owner of 5% or more of the Common Stock then outstanding (in addition to any Investor Shares held by such person or any Affiliate or Associate of such person) then a “change in control” shall be deemed to have occurred on the date such person becomes the beneficial owner of 20% or more of the Common Stock then outstanding. Notwithstanding any provision to the contrary herein, prior to Stockholder Approval, for the purpose of this Agreement, Carlyle shall not be deemed to be the beneficial owner of (i) any shares of Permanent Preferred Stock, (ii) any shares of Common Stock issuable upon conversion of the Permanent Preferred Stock or (iii) any Carlyle Shares. For purposes of this Section 11, the following definitions shall apply:

(i) “Bridge Preferred Stock” shall mean the Series B Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

(ii) “Carlyle” shall mean collectively, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, a Delaware limited partnership, together with their Affiliates and Associates.

(iii) “Carlyle Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company and Carlyle.

(iv) “Carlyle Shares” shall mean any Common Stock issuable to Carlyle pursuant to the Note Purchase Agreement and any Common Stock issuable upon exercise of warrants issuable to Carlyle pursuant to the Note Purchase Agreement.

(v) “Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.

(vi) “Investor Shares” shall mean the shares of (A) the Permanent Preferred Stock, (B) the Bridge Preferred Stock, (C) the Carlyle Shares, (D) the Common Stock issuable on conversion of the Permanent Preferred Stock or the Bridge Preferred Stock and (E) any shares issued as dividends or on conversion or exchange or otherwise in respect of the securities referred to in the foregoing clauses (A) through (D).

(vii) “Note Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company, Aviall Services, Inc., J.H. Whitney Mezzanine Fund, L.P.,

Whitney Private Debt Fund, L.P., Blackstone Mezzanine Partners, L.P., Blackstone Mezzanine Holdings, L.P., Carlyle High Yield Partners, L.P. and Oak Hill Securities Fund, L.P. and among other entities.

(viii) “Permanent Preferred Stock” shall mean the Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

(ix) “Stockholder Approval” shall mean the affirmative vote of a majority of the Common Stock of the Company represented in person or by proxy at a meeting of the Company’s stockholders in favor of approval of the issuance of the Permanent Preferred Stock issuable upon conversion of the Bridge Preferred Stock and the issuance of Common Stock of the Company issuable upon conversion of the Permanent Preferred Stock.

Notwithstanding the foregoing provisions of this Section 11, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

13. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

14. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred

Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

16. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without stockholder approval.

(b) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c) The Board may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

17. TERMINATION. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

AVIALL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 22, 2006

11:00 a.m. (Local Time)

Four Seasons Resort and Club

4150 N. McArthur Boulevard

Irving, Texas 75038

Aviall, Inc. P.O. Box 619048 Dallas, TX 75261-9048	proxy

The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. (the “Company”) relating to the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (local time) on Thursday, June 22, 2006, at the Four Seasons Resort and Club, 4150 N. McArthur Boulevard, Irving, Texas 75038, and hereby constitute(s) and appoint(s) Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE 2006 AVIALL, INC. STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 21, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/avl/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 21, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Aviall, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of three Directors to serve until Aviall, Inc.’s 2009 Annual Meeting of Stockholders.

	Nominees:	(01)	Alberto F. Fernandez	(03)	Arthur E. Wegner	☐	FOR all nominees	☐	WITHHELD from
		(02)	Paul E. Fulchino				(except as marked)		all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Aviall, Inc. 2006 Stock Incentive Plan.					☐ For ☐ Against ☐ Abstain

3.	Approval of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.					☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR PROPOSALS NOS. 2 AND 3.

Address Change? Mark Box ☐					Indicate changes below:		Date

Signature(s) in Box
IMPORTANT: Whether or not you expect to
attend the meeting in person, please date, sign and
return this proxy. Please sign exactly as your name
appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator,
trustee or guardian, please give full title as such.